Exhibit 1.2

                                HASBRO, INC.
                              (the "Company")

                           Senior Debt Securities

                              TERMS AGREEMENT


                                            July 14, 1998



 Hasbro, Inc.
 200 Narragansett Park Drive
 Pawtucket, Rhode Island 02862
 Attention:  Martin R. Trueb,
             Senior Vice President & Treasurer


 Ladies and Gentlemen:

           On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement dated as of July 14, 1998 (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

 A.        TITLE: 6.15% Notes Due 2008 (the "Notes").

           PRINCIPAL AMOUNT:  $150,000,000.

           RANK:  Senior.

           CONVERTIBILITY: None.

           INTEREST: 6.15% per annum, from July 17, 1998, payable semi-annually on January 15 and July 15, commencing January 15, 1999, to holders of record on the preceding January 1 or July 1, as the case may be.

           MATURITY: July 15, 2008.

           OPTIONAL REDEMPTION: None.

           SINKING FUND: None.

           DELAYED DELIVERY CONTRACTS: None.

           PRICE TO UNDERWRITERS: 99.106% of principal amount, plus accrued interest, if any, from July 17, 1998.

           PRICE TO PUBLIC: 99.756% of principal amount, plus accrued interest, if any, from July 17, 1998, subject to change by the undersigned after the public offering of the Securities.

 B.        TITLE: 6.60% Debentures Due 2028 (the "Debentures").

           PRINCIPAL AMOUNT:  $150,000,000.

           RANK:  Senior.

           CONVERTIBILITY: None.

           INTEREST: 6.60% per annum, from July 17, 1998, payable semi-annually on January 15 and July 15, commencing January 15, 1999, to holders of record on the preceding January 1 or July 1, as the case may be.

           MATURITY: July 15, 2028.

           OPTIONAL REDEMPTION: None.

           SINKING FUND: None.

           DELAYED DELIVERY CONTRACTS: None.

           PRICE TO UNDERWRITERS: 98.916% of principal amount, plus accrued interest, if any, from July 17, 1998.

           PRICE TO PUBLIC: 99.791% of principal amount, plus accrued interest, if any, from July 17, 1998, subject to change by the undersigned after the initial public offering of the Securities.

 C. CLOSING: The Closing Date shall be at 10:00 a.m. on July 17, 1998, subject to change as permitted by the Underwriting Agreement. The closing of the purchase and sale of the Securities shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, and payment by the Underwriters for the Securities at the closing shall be in New York Clearing House (next day) funds.

 D.   NAME AND ADDRESS OF REPRESENTATIVES:

           Bear, Stearns & Co.  Inc.
           Merrill Lynch, Pierce,
             Fenner & Smith Incorporated
           as Representatives of the Underwriters
           c/o Bear, Stearns & Co.  Inc.
           245 Park Avenue
           New York, New York 10167

           The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

           The provisions of the Underwriting Agreement are incorporated herein by reference.

           The Securities will be made available in book-entry form through the book-entry facilities of The Depositary Trust Company in New York, New York on or prior to the Closing Date.

           This Terms Agreement may be executed in multiple counterparts. All signatures need not be on the same counterpart.

           Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                   Very truly yours,

                                   BEAR, STEARNS & CO.  INC.
                                   MERRILL LYNCH, PIERCE,
                                     FENNER & SMITH INCORPORATED,
                                   as Representatives of the several
                                     Underwriters

                                   By: BEAR, STEARNS & CO.  INC.


                                   By:  /s/ Timothy O'Neill
                                      -------------------------------
                                      Name:  Timothy O'Neill
                                      Title: Senior Managing Director


 Accepted as of the above date:

 HASBRO, INC.


 By: /s/ John T. O'Neill
    ------------------------------------
    Name:  John T. O'Neill
    Title: Executive Vice President
             and Chief Financial Officer






                                 SCHEDULE A


                                      Principal Amount     Principal Amount
           Underwriter                    of Notes           of Debentures
           -----------                ----------------     ----------------
                                                (in thousands)
 Bear, Stearns & Co. Inc.  . . . . .   $     112,500         $     112,500
 Merrill Lynch, Pierce, Fenner
   & Smith Incorporated  . . . . . .          37,500                37,500
                                         -----------           -----------
      TOTAL  . . . . . . . . . . . .   $ 150,000,000         $ 150,000,000
                                         ===========           ===========